CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Transfer Agent and Independent Auditors" and to the incorporation by reference of our report dated January 30, 1998 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of AAL Variable Product Series Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 33-82056) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8662).


                                                       /s/ ERNST & YOUNG LLP
                                                       -------------------------
                                                       ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 27, 1998